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Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-86477, 333-80769, 333-39103, 333-121791, 033-59769, 333-105003, 333-39899 and 333-151976) and Form S-8 (File Nos. 333-32420, 033-51887, 033-61847, 333-155445 and 333-155446) of Protective Life Corporation and its subsidiaries of our report dated February 26, 2010, relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/S/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Birmingham, Alabama
February 26, 2010

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Exhibit 23